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                                                                    EXHIBIT 1(f)

                          SHORT-TERM INVESTMENTS CO.

                             ARTICLES OF AMENDMENT


     SHORT-TERM INVESTMENTS CO., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: In Article FIFTH, Section (a) of the Corporation's charter (the
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"Charter"), the ten billion (10,000,000,000) shares of Liquid Assets Portfolio shall be redesignated as Liquid Assets Portfolio - Institutional Shares.

     SECOND: The Board of Directors of the Corporation unanimously adopted
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resolutions in which were set forth the foregoing amendment (the "Amendment") to the Charter in a telephonic meeting on November 2, 1995.

     THIRD: This amendment is limited to a change expressly permitted by Section
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2-605(a)(4) of the Maryland General Corporation Law to be made without action by stockholders, and the Corporation is registered as an open-end company under the Investment Company Act of 1940.


     The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused these Articles of Amendment to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on November 3, 1995.


                                 SHORT-TERM INVESTMENTS CO.

Witness:

/s/ P. Michelle Grace            By:  /s/ Robert H. Graham
_____________________________       __________________________
Assistant Secretary                 President